UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
_____________________

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 10, 2015
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SABRE CORPORATION
(Exact name of registrant as specified in its charter)
 _____________________

Delaware	001-36422	20-8647322
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3150 Sabre Drive Southlake, TX	76092
(Address of principal executive offices)	(Zip Code)
(682) 605-1000
(Registrant’s telephone number, including area code)
____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e)    On November 10, 2015, the Board of Directors of Sabre Corporation (“Sabre”) adopted the Sabre Corporation Executive Deferred Compensation Plan (the “Plan”), a non-qualified deferred compensation plan that provides senior executives of Sabre, including its executive officers, with an opportunity to defer all or a portion of their future restricted stock unit awards. Under the Plan, senior executives may elect to defer 0%, 25%, 50%, 75% or 100% of the following year’s restricted stock unit grant, including performance-based restricted stock units. Each participant will have a notional account established to reflect vesting of restricted stock units and associated notional dividend equivalents. Participants are fully vested in their accounts. Deferrals are distributed in the form of shares of Sabre common stock generally on the earliest of the participant’s termination of employment and the distribution date elected by the participant.

The description of the Plan is qualified in its entirety by reference to the copy of the Plan filed as Exhibit 10.1 to this report, which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description
10.1	Sabre Corporation Executive Deferred Compensation Plan.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sabre Corporation

Dated: November 16, 2015	By:	/s/ Rachel Gonzalez
	Name:	Rachel Gonzalez
	Title:	General Counsel

EXHIBIT INDEX

Exhibit Number	Description
10.1	Sabre Corporation Executive Deferred Compensation Plan.